CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement of ProFunds on Form N-1A (File No. 333-28339) of our report dated February 25, 1998 on our audits of the financial statements and financial highlights of ProFunds (comprising, respectively, the Bull ProFund, UltraBull ProFund, Bear ProFund, UltraBear ProFund, UltraOTC ProFund, and Money Market ProFund), which report is included in the Annual Report to Shareholders for the period ending December 31, 1997 which is incorporated by reference in the Post-Effective Amendment No. 3 to the Registration Statement. We also consent to the reference to our Firm under the captions "Auditors" and "Independent Auditors" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 3 to the Registration Statement of ProFunds on Form N-1A (File No. 333-28339).

                                             /s/ PricewaterhouseCoopers LLP
                                                 PricewaterhouseCoopers LLP



Columbus, Ohio
December 7, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement of the Money Market ProFund (one of the Funds comprising the ProFunds) on Form N-1A (File No. 333-28339) of our report dated February 18, 1998 on our audits of the financial statements and financial highlights of the Cash Management Portfolio which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Post-Effective Amendment No. 3 to the Registration Statement.

                                             /s/ PricewaterhouseCoopers LLP
                                                 PricewaterhouseCoopers LLP

Kansas City, Missouri
December 7, 1998